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                                                                    EXHIBIT 23.1












                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advanced Energy Industries, Inc.:


We consent to the use of our report dated February 11, 2003 with respect to the consolidated balance sheet of Advanced Energy Industries, Inc. (the Company) as of December 31, 2002, the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related 2002 financial statement schedule, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Company's adoption of Statements of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. Our report also includes a paragraph regarding our audit of the transitional disclosures, as required by SFAS No. 141 and SFAS No. 142, applied to the financial statements as of December 31, 2001, and for each of the two years in the period then ended, which financial statements were audited by other auditors who have ceased operations, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of the Company other than with respect to such disclosures.




/s/ KPMG LLP

KPMG LLP
Denver, Colorado
November 13, 2003